Exhibit 10.9

                    CONSULTING AGREEMENT

     The undersigned parties hereby agree that IGENE Biotechnology, Inc. ("IGENE") shall employ Martin L. Gerson ("Consultant") upon the terms and conditions hereinafter stated to provide consulting services and assistances in the following areas:

1).  To   secure   for   Igene  a  manufacturing partner for the
     production of AstaXin(R).
2). To coordinate and monitor the startup of the business relationship with said manufacturing partner for at least two years.
3). To provide other advisory services to the Board of Directors of Igene from time to time, as the Board might designate and as might be considered, by both parties hereto, as appropriate within the scope of this consulting relationship.

     The work to be performed by Consultant shall consist of such tasks as may be mutually agreed. Services to be provided shall in all cases by provided in accordance with guidelines established by IGENE. The Consultant shall have no authority to commit Igene to any specific project, operation, or obligation.

     The term of this Agreement shall commence on April 15, 2002 and shall terminate on April 15, 2004. Pursuant to this Agreement the Consultant shall receive compensation for services rendered in the form of 12,000,000 unregistered shares of Igene Common Stock. Consultant shall be also entitled to reimbursement for reasonable traveling expenses incurred in performing services for IGENE if such travel expenses have been approved in advance as appropriate for reimbursement by an officer of IGENE. Reimbursement shall normally be made within
(15) days after presentation of an itemized invoice for such expenses with appropriate receipts or other evidence of payment of such expenses attached thereto. Consultant shall be responsible for all other expenses incurred by Consultant in performing services, except for telephone calls made in the course of work done for IGENE.

     During the term of this Agreement, Consultant shall be deemed to be an independent contractor and shall not for any purposes be deemed to be an employee of IGENE. In performing services hereunder, Consultant shall also not enter into any contract on behalf of IGENE or otherwise attempt to commit IGENE to any contractual agreement without IGENE's express written approval.

     During the term of this Agreement, Consultant acknowledges that he may obtain access to information of IGENE which is confidential and proprietary to IGENE, including but not limited to information concerning new products and processes, processes and products under development, other technological innovations, manufacturing and marketing. Such written information shall be
clearly  marked  as   confidential.    Oral  disclosures  of   a
proprietary nature will be summarized in writing and marked confidential. Consultant may also develop information for IGENE
which has value because  of  its  confidentiality.    Consultant
agrees that all of such information which Consultant learns of, conceives or reduces to practice in connection with or as a result of his employment hereunder is and shall remain the property solely of IGENE and Consultant will not disclose such information to any third parties or use or assist or allow any third parties to use such information for the benefit of any party other than IGENE with out IGENE's prior written consent, both during the term of this Agreement and after termination or expiration of the Agreement, so long as any of such information
remains  confidential.   Consultant  further  agrees  that  upon
termination or expiration of this Agreement, Consultant will provide a list of all contacts made by Consultant on Behalf of
IGENE  and  will  return  to  IGENE  all  documents,   writings,
illustrations, and other such materials produced by him or coming into his possession by or through his employment with IGENE and agrees that all such materials are at all times
IGENE's property.   Consultant  further  agrees  to refrain from
consulting with any other company besides IGENE concerning the production of astaxanthin during and for a period of five (5) years following termination or expiration of this Agreement.

     This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them. No modification or addition hereto or waiver or cancellation

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of any terms hereof  shall be valid   unless   made  in  writing
signed by the party against whom such modification is sought to be enforced.

     This  Agreement   shall   be   deemed   to  be  made in and
enforceable in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF,   the undersigned parties have executed
this Agreement as of the 21st day of August, 2002.



CONSULTANT                   IGENE BIOTECHNOLOGY, INC.



/s/ Martin L. Gerson         /s/ Michael G. Kimelman
____________________         _________________________
    Martin L. Gerson             Michael G. Kimelman
                                 Chairman of the Board
                                 of Directors